Exhibit 99.2

Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael V. Valenza, the Senior Vice President-Finance and Chief Financial Officer of Radnor Holdings Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-K Annual Report for the period ended December 27, 2002 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2003	/s/ Michael V. Valenza
Michael V. Valenza Senior Vice President-Finance and Chief Financial Officer